                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 16, 2004

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

                 001-06249                                34-6513657
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          (Commission File Number)        (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts      02114
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(Address of Principal Executive Offices)                             (Zip Code)

                                 (617) 570-4600
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___      Written communications pursuant to Rule 425 under the Securities
         Act (17 CFT|R 230.425)

___      Soliciting material pursuant to Rule 14a-12 under the Exchange
         Act (17 CFR 240.14a-12)

___      Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

___      Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

         On September 16, 2004, First Union Real Estate Equity and Mortgage
Investments (the "Company") entered into a series of contracts with an unaffiliated third party to acquire up to 16 triple-net leased properties containing approximately 2.5 million gross square feet for a gross purchase price of approximately $91 million, including the assumption of approximately
$31 million of existing debt on the properties, by way of a 1031 exchange. The equity required for this acquisition will be provided from all or a portion of the net proceeds from the sale of the Park Plaza property in June 2004 as well as potential third party debt sources. The acquisition is subject to the
Company's due diligence review and existing right of first offers held by certain tenants at the properties. If consummated, it is expected that the transaction will close during the fourth quarter of 2004

Item 9.01. Financial Statements and Exhibits

         (c)      Exhibits

         99       Press Release, dated September 16, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th day of September, 2004.

                                          FIRST UNION REAL ESTATE EQUITY AND
                                          MORTGAGE INVESTMENTS

                                          By:      /s/ Carolyn Tiffany
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                                                   Carolyn Tiffany
                                                   Chief Operating Officer